Exhibit 10.12



                          [Health Care REIT Letterhead]



                                October 16, 1996



Mr. Glenn Kaplan
Kapson Senior Quarters Corp.
242 Crossways Park West
Woodbury NY  11797

RE:  Credit Facility for Kapson Senior Quarters Corp.

Dear Glenn:

This letter will confirm our agreements regarding the line of credit amount and minimum net worth covenant based upon the recent IPO. The line of credit amount will be $100,000,000 with a minimum net worth requirement of $13,000,000. Health Care REIT, Inc. (HCN) will have the right to increase the line of credit amount to the original proposed amount of $140,000,000 if HCN determines to waive the original net worth covenant of $20,000,000, or Kapson and HCN mutually agree upon a new minimum net worth covenant.

Please acknowledge your agreement to the foregoing by executing a copy of this letter.

Very truly yours,

HEALTH CARE REIT, INC.



Raymond W. Braun
Vice President

Kapson Senior Quarters Corp.

By:     /s/ Glenn Kaplan
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Title:       C.E.O.
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